GLASGAL COMMUNICATIONS, INC.




                                                               November 24, 1997





Dear Stockholders:


         You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Glasgal Communications, Inc., which will be held at 23 Madison Road, Fairfield, New Jersey 07512, on Monday, December 22, 1997, at 10:00 A.M., local time.


         Information   about  the  Annual  Meeting,   including  a  listing  and
discussion of the matters on which the Stockholders will act, may be found in the enclosed Notice of Annual Meeting and Proxy Statement.

         We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person such vote will nullify your proxy.

                                      Sincerely,



                                      RALPH GLASGAL
                                      Chairman of the Board and President



YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          GLASGAL COMMUNICATIONS, INC.
                                20C COMMERCE WAY
                            TOTOWA, NEW JERSEY 07512
                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  -------------
To our Stockholders:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Glasgal Communications, Inc., a Delaware corporation (the "Company"), will be held at 23 Madison Road, Fairfield, New Jersey 07512, on Monday, December 22, 1997, at 10:00 A.M., local time for the following purposes:


         1. To elect seven (7) members to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors have been duly elected and shall have qualified;


         2. To approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Glasgal Communications, Inc." to "Datatec Systems Integration, Inc."

         3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty-eight million (38,000,000) shares to seventy-nine million (79,000,000) shares and ratify a modification of a conditional right of Direct Connect International, Inc. to purchase shares of the Company's Common Stock;

          4. To ratify and approve the sale of certain shares of the Company's Common Stock to Ralph Glasgal;

          5. To approve the adoption of the Company's 1998 Employee Stock Purchase Plan;


          6. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998; and

          7. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.


         Only stockholders of record at the close of business on October 24, 1997 will be entitled to notice of, and to vote at, the Annual Meeting.


         PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU. A RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.

                                By Order of the Board of Directors,


                                JAMES M. CACI
                                VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER

Dated:   Totowa, New Jersey
          November 24, 1997

                          GLASGAL COMMUNICATIONS, INC.
                                20C COMMERCE WAY
                            TOTOWA, NEW JERSEY 07512

                           --------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                                DECEMBER 22, 1997


                           --------------------------


         This Proxy Statement is being furnished to the stockholders of Glasgal Communications, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 23 Madison Road, Fairfield, New Jersey 07512, on Monday, December 22, 1997, at 10:00 A.M., local time. At the Annual Meeting, the stockholders will be asked to
(i) elect seven (7) directors; (ii) approve an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Glasgal Communications, Inc." to "Datatec Systems Integration, Inc."; (iii) approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty-eight million (38,000,000) shares to seventy- nine million (79,000,000) shares and ratify a modification of a conditional right of Direct Connect International, Inc. to purchase shares of the Company's Common Stock; (iv) ratify and approve the sale of certain shares of the Company's Common Stock to Ralph Glasgal; (v) approve the adoption of the Company's 1998 Employee Stock Purchase Plan; (vi) ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998; and (vii) consider and act upon such other business as may properly come before the Annual Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to stockholders on or about November 24, 1997.


                        RECORD DATE AND VOTING SECURITIES


         Only stockholders of record at the close of business on Friday, October 24, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 26,617,673 outstanding shares of the Company's Common Stock. Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.


                            PROXIES AND VOTING RIGHTS


         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors, (ii) for the approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Glasgal Communications, Inc." to "Datatec Systems Integration, Inc.," (iii) for the approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty-eight million (38,000,000) shares to seventy-nine million (79,000,000) shares and the ratification of the modified conditional right of Direct Connect International, Inc. to purchase shares of the Company's Common Stock, (iv) for the approval and ratification of the sale of certain shares of the Company's Common Stock to Ralph Glasgal, (v) for the approval of the adoption of the Company's 1998 Employee Stock Purchase Plan, (vi) for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998, and (vii) for any other matter that may properly be brought before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.


         The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting, or by execution of a subsequent Proxy which is presented at the Annual Meeting, or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

         The management of the Company knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting of Stockholders, but, if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

         All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Common Stock outstanding as of September 30, 1997, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each director and nominee for election as a director, (iii) each of the executive officers named in the summary compensation table, and (iv) by all executive officers and directors of the Company as a group.

    NAME AND ADDRESS OF BENEFICIAL                AMOUNT OF SHARES
               OWNER(1)                         BENEFICIALLY OWNED(2)                  PERCENTAGE OF CLASS
----------------------------------------     ---------------------------             ------------------------

Ralph Glasgal(3)                                         4,700,397                                 18.7%

Isaac Gaon(4)                                              947,336                                  3.6%

Christopher J. Carey(5)                                  3,553,036                                 14.1%

Robert F. Gadd(6)                                          479,566                                  1.9%

James Caci(7)                                              228,667                                   *

 Thomas J. Berry(8)                                         32,000                                   *

Robert H. Friedman(9)                                       63,146                                   *

David M. Milch(10)                                         352,505                                  1.4%

Joseph Salvani(11)                                       1,051,706                                  4.2%

All directors and officers as a group
(9 persons)(12)                                         10,747,385                                 39.7%

----------------
* Less than 1%


(1)      Unless   otherwise   indicated,   all   addresses   are   c/o   Glasgal
         Communications, Inc., 20C Commerce Way, Totowa, New Jersey 07512.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power. The percentage of class is calculated in accordance with Rule 13d-3 and includes options or other rights to subscribe which are exercisable within sixty (60) days of September 30, 1997.


(3) Mr. Glasgal's beneficial ownership includes (i) 146,752 shares of Common Stock owned by Ralph Glasgal's wife and (ii) 523,706 shares of Common Stock owned by Direct Connect International Inc. ("DCI") which Ralph Glasgal has the right to vote pursuant to a voting agreement with DCI.


(4) Mr. Gaon's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 944,336 shares of Common Stock.

(5) Mr. Carey's beneficial ownership includes (i) 118,518 shares of Common Stock owned by Mary Carey, Mr. Carey's wife, (ii) 96,296 shares held by the Amy Carey GRAT, a trust formed for the benefit of Mr. Carey's daughter, (iii) 96,296 shares held by the Christopher Carey GRAT, a trust formed for the benefit of Mr. Carey's son, and (iv) 45,000 shares beneficially owned by Plan C LLC, a limited liability company of which Mr. Carey is a member. Mr. Carey disclaims beneficial ownership of the shares owned by his family members and except to the extent of his pecuniary interest therein, those shares owned by Plan C LLC.


(6) Mr. Gadd's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 479,566 shares of Common Stock.

(7) Mr. Caci's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 228,667 shares of Common Stock.

(8) Mr. Berry's beneficial ownership includes options exercisable within sixty (60) days of September 30, 1997 to purchase 32,000 shares of Common Stock. Mr. Berry's address is P.O. Box 447, Lindsley Road, New Vernon, New Jersey 07976.

(9) Mr. Friedman's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 48,000 shares of Common Stock. Mr. Friedman's address is 505 Park Avenue, New York, New York 10022-1170.

(10) Dr. Milch's beneficial ownership includes options exercisable within sixty (60) days from September 30, 1997 to purchase 8,000 shares of Common Stock. Dr. Milch's address is 114 East 13th Street, New York, New York 10003.


(11) Mr. Salvani's beneficial ownership includes options exercisable within sixty (60) days of September 30, 1997 to purchase 48,000 shares of Common Stock. Mr. Salvani is also the Chairman of the Board of DCI and his beneficial ownership includes 1,003,706 shares owned by DCI, which may be deemed to be owned by Mr. Salvani by virtue of his affiliation with DCI. Except to the extent of his pecuniary interest therein, Mr. Salvani disclaims beneficial ownership of the shares owned by DCI. Mr. Salvani's address is 4800 Highway A-1-A, Vero Beach, Florida 32963.

(12) Includes (i) options exercisable within sixty (60) days of September 30, 1997 to purchase an aggregate of 1,681,300 shares of Common Stock held by the directors and executive officers of the Company (excludes options granted by Mr. Glasgal to certain officers of the Company to purchase 137,268 shares of Common Stock, which have already been counted as being beneficially owned by Mr. Glasgal) and (ii) 1,003,706 shares of Common Stock held by DCI, which may be deemed to be beneficially owned by Messrs. Glasgal and Salvani.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

         The terms of the current directors expire at the Annual Meeting and when their successors are duly elected and qualified. All nominees are currently directors of the Company. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. Should any of the nominees not remain a candidate for election at the date of the Annual Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

INFORMATION CONCERNING DIRECTORS

         The  names  of  the  nominees  and  certain  biographical   information
concerning each of them are set forth below:


               NAME                   AGE                       CURRENT POSITION WITH THE COMPANY
--------------------------------      --------     ----------------------------------------------------------------

Ralph Glasgal                          65          Chairman of the Board and President

Isaac J. Gaon                          48          Director and Chief Executive Officer

Christopher J. Carey                   45          Director, President and Chief Executive Officer of Datatec
                                                   Industries Inc.

Thomas J. Berry                        72          Director

Robert H. Friedman                     45          Director

David M. Milch                         43          Director

Joseph M. Salvani                      40          Director


         RALPH GLASGAL, Chairman of the Board and President of the Company since he founded it in 1975 as a distributor of data communications equipment and services. Mr. Glasgal has announced that he will retire as Chairman of the Board and President concurrently with the Annual Meeting. Mr. Glasgal will continue to serve as a director of the Company.

         ISAAC J. GAON, Director since 1992, has served as the Chief Executive Officer of the Company since October 1994. Effective with Mr. Glasgal's resignation, Mr. Gaon has been elected as Chairman of the Board of the Company. He served as Chief Financial Officer from April 1992 until October 1994. From September 1987 to December 1991, Mr. Gaon, a chartered accountant, served as President and Chief Executive Officer of Toronto- based NRG, Inc., (a subsidiary of Gestetner International) an office equipment supplier, and in several senior management roles within Gestetner Canada and Gestetner USA.

         CHRISTOPHER J. CAREY, President and Chief Executive Officer of Datatec Industries, Inc. ("Datatec Industries"), and Director of the Company since he joined the Company in October 1996. Mr. Carey founded Datatec Industries in 1976 and has served as its President and Chief Executive Officer since that time. Effective with Mr. Glasgal's resignation, Mr. Carey has been elected as President of the Company.

         THOMAS J. BERRY, Director since July 1995, is currently retired. Mr. Berry was an executive with the U.S. Postal Service from November 1986 to December 1992, serving as executive assistant to the Postmaster General. Prior to that time and until November 1986, Mr. Berry held various executive positions at AT&T. Mr. Berry is a director of Computer Horizons Corp., a company which provides a range of information technology services, including professional staffing, and other technology-based solutions to informational problems.


         ROBERT H. FRIEDMAN, Director since August 1994, has been a partner with Olshan Grundman Frome & Rosenzweig LLP, a New York City law firm, since August 1992. Prior to that time and since September 1983 he was with Cahill Gordon & Reindel, also a New York City law firm. Mr. Friedman specializes in corporate and securities law matters.


         DR. DAVID M. MILCH, Director since October 1996, has been a director and principal since 1983 of Bermil Industries Corporation, a closely held diversified company owned by the Milch family involved in the manufacture, sale, financing, and distribution of capital equipment, and in real estate development
 . Dr. Milch is also the sole stockholder of Davco Consultants, Inc., a corporation that he founded in 1979 for the purpose of identifying, advising, and investing in emerging growth technologies.

         JOSEPH M. SALVANI, Director since August 1994, has been the President of Salvani Investments, Inc., an investment and consulting firm that is a consultant to Brookehill Equities, Inc. since 1991. Mr. Salvani was a registered broker with Brookehill Equities, Inc. from March 1991 to July 1992. From July 1989 through 1991, he was a founder, general partner and Hedge Fund Manager of EGS Associates, LP, a private investment limited partnership. He served as a general partner of Steinhardt Partners from October 1986 until April 1989 and as a general partner of Institutional Partners, LP from January 1987 to April 1989. Mr. Salvani is Chairman of the Board of Directors and Chief Executive Officer of Direct Connect International Inc., a distributor of toys, and a director of Medicis Pharmaceutical, Inc., a pharmaceutical company.


REQUIRED VOTE

         Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. Votes withheld and broker non-votes are not counted toward a nominee's total.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year ended April 30, 1997 ("Fiscal 1997"), the Company's Board of Directors formally met on seven occasions. Each of the directors attended (or participated by telephone) more than 75% of such meetings of the Board of Directors and Committees on which he served during Fiscal 1997. During Fiscal 1997, the Board of Directors also acted by unanimous written consent in lieu of a meeting on six occasions. The Board of Directors has no committees other than the Compensation Committee, the Nominating Committee and the Audit Committee.

         The Company's Compensation Committee which is comprised of Thomas J. Berry, Robert H. Friedman and Joseph Salvani reviews and approves the compensation of the Company's executive officers and administers and interprets the Company's stock option plans. The Compensation Committee met or took action on one occasion during Fiscal 1997.

         The Nominating Committee of the Company's Board of Directors is comprised of Christopher Carey, Isaac Gaon and David M. Milch. The purpose of this Committee is to select and nominate Directors for elections at the Company's annual meetings of stockholders. The Nominating Committee was established on January 16, 1997 and did not meet or take action during Fiscal 1997. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications.


         The Company's Board of Directors established an Audit Committee on September 29, 1997, which is comprised of Thomas J. Berry, Robert H. Friedman and Joseph M. Salvani. The Audit Committee recommends the Company's independent auditors, reviews the scope of their engagement, consults with the auditors, reviews the results of their examination, acts as liaison between the Board of Directors and the auditors and reviews various Company policies, including those relating to accounting and internal controls.

EXECUTIVE OFFICERS

         The Company's executive officers, as well as additional information with respect to such persons is set forth below. Information with respect to executive officers of the Company who are also directors is set forth in "Information Concerning Nominees" above.

NAME                                     Age       POSITION
----                                     ---       --------

Robert F. Gadd.....................       36       Senior Vice President and Chief Technology Officer
James M. Caci......................       33       Chief Financial Officer, Vice President of Finance, Secretary
                                                   and Treasurer

         ROBERT F. GADD, Senior Vice President and Chief Technology Officer, joined the Company in April 1992. Mr. Gadd has been the Company's Chief Technology Officer since October 1996. From August 1992 until October 1996 Mr. Gadd held various management positions with the Company.

         JAMES M. CACI, Chief Financial Officer, Vice President of Finance, Secretary and Treasurer, joined the Company in October 1994. Mr. Caci has been the Company's Chief Financial Officer since October 1994, Vice President of Finance since January 1997, and the Company's Secretary and Treasurer since June 1995. From April 1994 to October 1994 Mr. Caci was a manager in the finance department of Merck & Co., and from July 1986 to April 1994, Mr. Caci was with the accounting firm of Arthur Andersen LLP, most recently as Manager.


         The officers of the Company are elected annually by the Board of Directors at its meeting following the Annual Meeting of Stockholders and hold office at the discretion of the Board of Directors. There are no family relationships between any directors and executive officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Each of the following persons failed to file on a timely basis one report for a single transaction required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), during Fiscal 1997: James Caci and Isaac Gaon. Christopher Carey failed to file on a timely basis two reports covering five transactions required by Section 16(a) of the Exchange Act during Fiscal 1997. Ralph Glasgal failed to file on a timely basis four reports covering twenty-nine transactions required by Section 16(a) of the Exchange Act during Fiscal 1997. Each of the transactions for the above named individuals were subsequently reported to the Commission on a Form 4.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information for the fiscal years ended April 30, 1995, 1996 and 1997 with respect to annual and long-term compensation for services in all capacities to the Company of (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company at April 30, 1997 who received compensation of at least $100,000 during Fiscal 1997 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                    ANNUAL COMPENSATION (1)             --------------
                                                    -----------------------

                                                                                           SECURITIES
                                                                                           UNDERLYING            ALL OTHER
           NAME AND POSITION                 YEAR          SALARY           BONUS          OPTIONS(#)       COMPENSATION($)(2)
           -----------------              --------     -----------      ----------      --------------      ------------------

Ralph Glasgal(3)                             1997            $250,000        --                --                   --
         Chairman of the Board and           1996             250,000      $74,800             --                   --
         President                           1995              26,700        --                --                   --

Isaac J. Gaon                                1997            $250,000        --             350,000                 --
         Chief Executive Officer             1996             194,800      $10,000          108,821                 --
                                             1995             192,300        --              90,000                 --

Christopher J. Carey                         1997            $345,000      $95,000             --                 $24,070
         President and Chief Executive       1996             416,000        --                --                  22,187
         Officer  of Datatec Industries      1995             416,000        --                --                  20,467
         Inc.

Robert F. Gadd                               1997            $155,000        --                --                 --
         Senior Vice President and           1996             136,433      $22,500          103,985               --
         Chief Technology Officer            1995             113,900        --              60,000               --

James M. Caci(4)                             1997            $128,100        --             175,000               --
         Vice President  of Finance,         1996              90,000      $10,000           43,528               --
         Chief Financial Officer,            1995              40,000        --              52,000               --
         Treasurer, Secretary

(1) The value of personal benefits for executive officers of the Company during Fiscal 1997 that might be attributable to management as executive fringe benefits such as automobiles and club dues cannot be specifically or precisely determined; however, it would not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for any individual named above.


(2) The amounts shown in this column reflect the dollar value of life insurance premiums paid by the Company.

(3) During Fiscal 1995 Mr. Glasgal spent the majority of his time pursuing interests outside of the Company. Mr. Glasgal has announced that he will retire as Chairman of the Board and President of the Company concurrently with the Annual Meeting.



(4) Mr. Caci joined the Company on October 31, 1994, therefore, the salary for Fiscal 1995 represents six months.

OPTION GRANTS TABLE


         The following table sets forth certain information regarding stock option grants made to each of the Named Officers during Fiscal 1997.


                                          OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                  INDIVIDUAL GRANTS                                 ASSUMED RATES OF ANNUAL
                                                                                                      RATES OF STOCK PRICE
                                                                                                  APPRECIATION FOR OPTION (1)
                            SHARES OF
                          COMMON STOCK       PERCENT OF TOTAL
                           UNDERLYING        OPTIONS GRANTED      EXERCISE OR
                             OPTIONS         TO EMPLOYEES IN       BASE PRICE
        NAME                 GRANTED          FISCAL YEAR(%)         ($/SH)         EXPIRATION DATE           5%            10%
        ----                 -------          --------------         ------         ---------------           --            ---

Ralph Glasgal                          --                   --               --            --                 --             --
 Isaac J. Gaon                    350,000                15.9%            $5.25         10/31/06           $1,155,594     $2,928,502
 Christopher J.                        --                   --               --            --                 --             --
Carey
Robert F. Gadd                         --                   --               --            --                 --             --
James M. Caci                     175,000                 8.0%             5.25         10/31/06              577,797      1,464,251


 (1) The potential realizable portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming (for illustrative purposes only) the specified compounded rates of appreciation on the Company's Common Stock over the term of the option. These numbers do not take into account provisions providing for termination of the option following termination of employment, nontransferability or difference in vesting periods.


 (2) The options for Messrs. Gaon and Caci were cancelled on May 30, 1997. On such date, the Company granted replacement options to purchase an equal number of shares of Common Stock to such individuals, at an exercise price of $4.00 per share.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES TABLE

         No stock options were exercised by the Named Officers during the fiscal year ended April 30, 1997. None of the Named Officers has held or exercised separate SARs. The following table sets forth certain information regarding unexercised options held by each of the Named Officers at April 30, 1997.


                                    Number of Securities Underlying
                                  Unexercised Options Held at Fiscal                 Value of Unexercised In-The-Money
                                              Year-End(#)                            Options at Fiscal Year-End($)(1)
                              -------------------------------------------       -------------------------------------------

Name                              Exercisable            Unexercisable             Exercisable             Unexercisable
----                              -----------            -------------             -----------             -------------
Ralph Glasgal                                --                      --                      --                        --
Isaac J. Gaon                           708,185                 335,881              $1,744,300                   $94,460
Christopher J. Carey                         --                      --                      --                        --
Robert Gadd                             371,809                  89,323               1,060,706                    72,929
James M. Caci                           128,843                 145,685                 110,892                    13,784

(1) Represents the total gain that would be realized if all in-the-money options held at April 30, 1997 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $3.25 per share, which was the closing bid price per share of the Company's Common Stock on April 30, 1997. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

DIRECTORS COMPENSATION

         Each director who is not an employee of the Company receives a fee of $1,000 per meeting attended. The members of the Board are also eligible for reimbursement of their reasonable expenses incurred in connection with attendance of Board meetings.

EMPLOYMENT AGREEMENTS


         The Company entered into an employment agreement dated as of December 31, 1996 with Ralph Glasgal under which Mr. Glasgal serves as the Company's Chairman of the Board and President for a term ending on October 31, 1997 or at such earlier date upon 6 months written notice. The agreement provides for a base salary of $250,000, which is reviewed annually by the Compensation Committee. In the event of early termination by the Company without "Cause" (as defined in the agreement), Mr. Glasgal will be entitled to an amount equal to six months salary, together with bonuses earned as of the date of such termination. Mr. Glasgal has announced that he will retire as Chairman of the Board and President of the Company concurrently with the Annual Meeting.


         Isaac Gaon is employed as the Chief Executive Officer of Glasgal pursuant to an employment agreement dated as of October 31, 1996, for a term ending on October 31, 1999. The agreement provides for an initial base salary of $250,000 which is reviewed annually by the Compensation Committee and incentive compensation based on the Company's Projected EBIT (as defined in the agreement). In the event of his disability, Mr. Gaon is to receive the full amount of his base salary for six months. Upon a Change of Control of the Company (as defined in the agreement) that results in Mr. Gaon's removal from the Company's Board of Directors, a significant change in the conditions of his employment or other breach of the agreement, he is to receive liquidated damages equal to 2.99 times the "base amount," as defined in the United States Internal Revenue Code of 1986, as amended (the "Code"), of his compensation. Upon early termination by the Company without Cause (as defined in the agreement), or by Mr. Gaon with "Good Reason" (as defined in the agreement), the Company is required to pay Mr. Gaon the remainder of the salary owed him through October 31, 1999, but in no event shall such payment be less than

$500,000. Additionally, Mr. Gaon will be entitled to undistributed bonus payments, as well as pro-rata unused vacation time payments. In addition, following a Change of Control, termination by the Company without Cause, or termination by Mr. Gaon for Good Reason, the Company is obligated to purchase all Mr. Gaon's stock options, whether exercisable or not, for a price equal to the difference between the fair market value of the Common Stock on the date of termination and the exercise price of such options.


         The Company entered into an employment and non-competition agreement dated as of November 1, 1996 with Christopher J. Carey under which Mr. Carey serves as the President and Chief Executive Officer of Datatec Industries Inc. for a term ending on October 31, 1999. The agreement provides for an initial base salary of $250,000, which is reviewed annually by the Compensation Committee and non-discretionary incentive compensation based on the Company's achievement of net income goals. The agreement contains covenants restricting Mr. Carey's ability to engage in activities competitive with those of the Company for a period ending three years after his termination. In addition, upon termination without "Cause" (as defined in the agreement), Mr. Carey is entitled to receive his salary as of the time of termination, plus bonuses as provided for in the agreement, until October 31, 1999. If he is totally disabled, Mr. Carey is entitled to receive a pro-rated bonus.

         The Company entered into an employment agreement dated as of December 31, 1996, with Robert Gadd on terms substantially similar to those of Isaac Gaon's employment agreement for a term ending on December 31, 1999. Mr. Gadd's agreement provides for his employment by the Company as its Senior Vice President at an initial base salary of $155,000 which is reviewed annually by the Compensation Committee, and in the case of early termination, his accelerated payment is in no case to be below $200,000.



         Effective as of October 31, 1996, the Company entered into an employment agreement with James Caci on terms substantially similar to those of Isaac Gaon's employment agreement for a term ending on October 31, 1999. Mr. Caci's agreement provides for his employment by the Company as its Chief Financial Officer and Vice President of Finance and Secretary at an initial base salary of $150,000 which is reviewed annually by the Compensation Committee, and in case of early termination, his accelerated salary payment is in no case to be below $300,000.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Salvani, a member of the Compensation Committee of the Board of Directors, is the Chairman of the Board of Direct Connect International, Inc. ("DCI"), a stockholder of the Company. DCI has entered into certain arrangements with the Company regarding equity investments by DCI in the Company. See "Certain Transactions."

                          GLASGAL COMMUNICATIONS, INC.
                      REPORT OF THE COMPENSATION COMMITTEE

GENERAL

         The Board of Directors created the Compensation Committee in 1994. Since July 1995, the Compensation Committee has consisted of Robert H. Friedman, Joseph M. Salvani and Thomas J. Berry.

         The Compensation Committee's duties include: making recommendations (for Board approval) on compensation actions involving the Company's President and Chief Executive Officer, including but not limited to salary actions, incentive bonus determinations and terms of employment; approving incentive bonus determinations and terms of employment for executive officers other than the President and Chief Executive Officer and for other key employees and agents; reviewing salary actions (approved by the Chief Executive Officer) regarding executive officers other than the President and Chief Executive Officer and regarding other key employees and agents; making recommendations on compensation and benefit plans requiring Board and/or stockholder approval; and such other duties as the Board of Directors may assign to it from time to time. The Compensation Committee also currently administers the Company's stock option plans.

PHILOSOPHY OF EXECUTIVE COMPENSATION

         In  reaching  its  decisions  regarding  executive  compensation,   the
Compensation Committee was guided by the following philosophy.

         o Total cash compensation levels (salary plus annual bonus) should be set at levels consistent with competitive practice at other open systems computer integration companies of similar size.

         o Performance objectives, used to determine incentive bonuses, should be explained and confirmed in advance.

         o Stock based incentives should be sufficient to promote alignment of interests between executives and stockholders, while ensuring that stockholders must benefit before executives do.

         o    Employment   security   arrangements  should  provide  competitive
              benefits while encouraging executives to make decisions that will maximize long-term stockholder value.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. The Company intends to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m). However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

COMPENSATION PROGRAMS FOR EXECUTIVE OFFICERS

         This section describes the compensation programs for executive officers that were in effect in Fiscal 1997 and the programs approved by the Compensation Committee for the 1998 fiscal year. It also details specific Compensation Committee decisions involving Mr. Glasgal and Mr. Gaon.

BASE SALARY

         Base salary levels are primarily a function of competitive practice at other companies for positions of similar scope and responsibility. Other factors that influence base salary levels include the incumbent's tenure with the Company, individual performance, potential earnings from comparable outside positions and the performance of the Company.

         Mr. Glasgal's base salary during Fiscal 1997 was $250,000 and reflects a competitive salary for his position for similarly sized companies. Mr. Glasgal has indicated that he intends to resign as Chairman of the Board and President of the Company following the Annual Meeting. Mr. Gaon's base salary for Fiscal 1997 was $250,000, which also reflects a competitive salary for his position for similarly sized companies.

INCENTIVE BONUS PROGRAM

         The Compensation Committee considers cash performance bonuses to its executives in accordance with the following terms: competitive practice at other companies for positions of similar scope and responsibility; overall performance of the Company; individual performance of the executive; and transactions effected for the benefit of the Company which are outside the ordinary business and directly accomplished through the efforts of the executive. During Fiscal 1997, the Compensation Committee considered the above factors and awarded the Named Executives aggregate bonuses of $95,000. Messrs. Gaon and Glasgal did not receive any bonuses during Fiscal 1997.

STOCK OPTION PROGRAM

         During Fiscal 1997, an aggregate of 525,000 shares were granted to Named Executives under the Company's 1990 Stock Option Plan (the "1990 Option Plan") and 1996 Senior Executive Officer Stock Option Plan (the "Executive Option Plan"), which included 350,000 options granted to Mr. Gaon. Such grants under the 1990 Option Plan and Executive Option Plan are made to provide incentives to executive officers to contribute to corporate growth and profitability and are based on the Compensation Committee's judgment of an employee's contribution to the success of the Company's operations.

EMPLOYMENT AGREEMENTS

         On December 31, 1996 and October 31, 1996, the Company entered into employment agreements with Ralph Glasgal and Isaac Gaon, respectively. See "Executive Compensation - Employment Agreements." The objective of these agreements are two-fold:

         o To ensure the Company of consistency of leadership and the retention of a qualified President and Chief Executive Officer.

         o To foster a spirit of employment security to Mr. Glasgal and Mr. Gaon, thereby encouraging decisions that will benefit long-term stockholders.


         Compensation Committee:  Robert H. Friedman;  Joseph M. Salvani; Thomas
J. Berry.

PERFORMANCE GRAPH

         The graph below compares the cumulative total stockholder return on the Common Stock of the Company with the cumulative total return on the Nasdaq Market Index and an index of peer companies in the open systems computer integration business selected by the Company over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Market Index and the peer group on December 10, 1992, and reinvestment of all dividends). On May 2, 1994, Glasgal Communications, Inc., a New Jersey corporation, merged with and into Sellectek Incorporated, a California corporation. The surviving entity, Sellectek Incorporated, changed its name to Glasgal Communications, Inc. Stockholders' returns set forth in the graph below for periods prior to May 3, 1994 reflect that of Sellectek, which had no ongoing business operations.

         The Company has selected the following networking and system integrator companies in its peer group, (i) Data Systems Network, (ii) Dataflex Corp. and
(iii) Micros-to-Mainframes Inc.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET

                                                    FISCAL YEAR ENDING
                             --------------------------------------------------------------

COMPANY                        1992      1993       1994       1995       1996       1997
-------                        ----      ----       ----       ----       ----       ----

Glasgal Communications          100      79.13      28.13      10.63      37.51       16.25
Peer Group                      100      80.77     107.69     130.74      73.53      117.13
Broad Market                    100     113.21     127.07     138.75     193.68      206.45

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In January 1997, the Company borrowed $750,000 from Ralph Glasgal. The loan amount available to the Company for borrowing was subject to the availability of funds in Mr. Glasgal's stock margin account with an investment banking firm. The promissory note representing such indebtedness accrued interest at the rate equal to 9.5% which was payable monthly. The loan was repaid in full in February 1997.

         In January 1997, pursuant to a prior agreement between the Company, Datatec Industries's previous lender and Plan C LLC, an affiliated company of Christopher Carey, Plan C LLC loaned the Company approximately $1.7 million ($1.4 million outstanding as of October 31, 1997). The loan bears interest at 12.5% per annum with interest payable monthly. The principal balance of the loan is due in January 1999. In consideration for subordinating this loan to the Company's credit facility, the affiliated company was granted options to purchase 30,000 shares of Common Stock at an exercise price of $4.00 per share, which was the fair market value of the Common Stock at that time. The loan to Plan C LLC was negotiated prior to the Company's acquisition of Datatec Industries and prior to Christopher Carey's affiliation with the Company. The Company believes that the terms of the loan from Plan C LLC were comparable to those that it could have obtained from other sources. The Company also pays Plan C LLC a fee of $8,500 per month pursuant to a month to month consulting arrangement. Christopher Carey and his wife are the sole members of Plan C LLC. Mr. Carey is also a Director of the Company and President and Chief Executive Officer of Datatec Industries.


         During the year ended April 30, 1997, the Company loaned $125,000 to Ralph Glasgal, which bears interest at 6% per annum. This loan matures on December 31, 1999.


         During the year ended April 30, 1997, the Company loaned $160,000 to Robert Gadd and $50,000 to James Caci. These loans bear interest at 8.0% per annum. Mr. Caci's loan was repaid in full in October 1997. Mr. Gadd's loan matures on December 31, 1999 and may be repaid with the proceeds from the future exercise of stock options . In addition, the Company's sole recourse upon any default of this loan is limited to a security interest in certain options to purchase the Company's Common Stock held by Mr. Gadd. The Company believes that these loans, the loan to Ralph Glasgal described above, and the loan to Isaac Gaon described below, were made on terms that were more favorable to the borrowers than could have been obtained in arms length bargaining with unrelated third parties. The Company believes that these loans were an important element in retaining and motivating these executives. The Company is not currently considering making any additional loans to its executive officers in the future.

         In April 1997, the Company granted options to purchase an aggregate of 120,353 shares of the Company's Common Stock at a per share exercise price equal to $3.13, which was the fair market value of the Common Stock at such time. The options were granted to Mr. Carey as payment for certain tax benefits assigned to the Company as a result of the Company's acquisition of Datatec Industries.

         In June 1997, Ralph Glasgal purchased 160,000 shares of the Company's Common Stock from the Company, in a private placement offering, for $620,000, a per share purchase price of $3.875, a small discount to the market price. The proceeds from such offering were used for working capital purposes. See "Proposal 4 -- Sale of Stock to Ralph Glasgal."

         In July 1997, Direct Connect International, Inc. ("DCI") purchased 480,000 shares of the Company's Common Stock in private placement offerings, for an aggregate purchase price of $1.9 million. In addition, the Company terminated a prior obligation of DCI to transfer to the Company, at a price of $3.00 per share, 200,000 shares of the Company's Common Stock and increased a conditional right of DCI to purchase Common Stock at approximately $6.54 per share from 668,620 shares to 1,207,239 shares. The conditional right to purchase shares of the Company's Common Stock was originally granted to DCI pursuant to a stock purchase agreement that was entered into in January 1994 (the "1994 Agreement"). DCI's ability to exercise this right has been suspended until the Company amends its charter to increase its authorized Common Stock, and such rights is subject to the terms and conditions in the 1994 Agreement including the receipt by DCI of proceeds from the exercise of outstanding DCI warrants. Joseph Salvani, a director of the Company, is also Chairman of the Board of DCI. See "Proposal 3 -- Increase of Authorized Shares of Capital Stock and Approval of Modification of DCI Purchase Right."

         In October 1997, the Company entered into a letter agreement with Davco Consultants, Inc. ("Davco") pursuant to which it is obligated to pay Davco a finders fee upon the closing of an underwritten public offering of the Company's Common Stock, through Volpe Brown Whelan & Company, LLC, of a cash payment equal to $195,000. The Company also issued to Davco options to purchase 62,000 shares of the Company's Common Stock at a per share exercise price equal to $7.00, which options vest upon the completion of such underwritten public offering. David Milch, a Director of the Company, is the sole shareholder of Davco.

         In October and November 1997, the Company loaned an aggregate of $200,000 to Isaac Gaon. The loan matures on December 31, 1999 and bears interest at a rate of 8.0% per annum. The Company's sole recourse upon any default of this loan is limited to a security interest in certain options to purchase Common Stock held by Mr. Gaon. Under certain circumstances, the Company may elect to cancel certain options as repayment for the loan. The number of options which would be cancelled shall equal the repayment amount divided by the lesser of (i) the fair market value of the company's Common Stock less the exercise price of such options or (ii) $10.00 less the exercise price of such options.


         Mr. Robert H. Friedman, a Director of the Company, is a member of the law firm of Olshan Grundman Frome & Rosenzweig LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.

                                   PROPOSAL 2

                        CHANGING THE NAME OF THE COMPANY


         The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to change the Company's name from Glasgal Communications, Inc. to "Datatec Systems Integration, Inc.". If approved by the stockholders, Article One of the Company's Certificate of Incorporation would be amended to provide as follows:

                  "First: The name of the corporation is: Datatec Systems Integration, Inc."


         In the judgment of the Board of Directors, the change of corporate name is desirable in view of the significant change in the character and strategic focus of the business of the Company resulting from the October 1996 acquisition of Datatec Industries , a provider of configuration, integration, and deployment services. In addition, the Company discontinued its data communications equipment distribution business in June 1997. These transactions were part of a strategic corporate program to refocus the Company's business operations into areas with higher growth potential.

         If this amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

DISSENTERS' RIGHTS

         Pursuant to the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME.

                                   PROPOSAL 3


                      INCREASE AUTHORIZED CAPITAL STOCK AND
               RATIFICATION OF THE MODIFIED OF DCI PURCHASE RIGHT

INCREASE OF AUTHORIZED SHARES OF CAPITAL STOCK


         On September 29, 1997, the Board of Directors authorized an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty-eight million (38,000,000) shares to seventy-nine million (79,000,000) shares, of which seventy-five million (75,000,000) shares would be designated as Common Stock and four million (4,000,000) shares would be designated as Preferred Stock. The stockholders are being asked to approve this proposed amendment. The shares of the Company's Common Stock, including the additional shares proposed for authorization do not have preemptive or similar rights. If approved by the stockholders, the first sentence of Article Five of the Company's Certificate of Incorporation would be amended to provide as follows:

                  "Fifth: The corporation is authorized to issue 79,000,000 shares, 75,000,000 of which are designated "Common Stock," $.001 par value, and 4,000,000 of which are designated "Preferred Stock," $.001 par value."


         The Company is currently authorized to issue thirty-eight million (38,000,000) shares of capital stock, of which thirty-four million (34,000,000) shares are designated as Common Stock and four million (4,000,000) shares are designated as Preferred Stock. As of October 31, 1997, 28,211,134 shares of Common Stock were issued and outstanding, and approximately 5,768,584 additional shares of Common Stock were reserved for issuance upon exercise of outstanding stock options, warrants and convertible notes. As of October 31, 1997, no shares of Preferred Stock were issued and outstanding and the proposed amendment would not change the authorized number of shares of Preferred Stock.


         The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors without further stockholder action, except as may be required under applicable law or exchange regulations. These shares may be issued for any proper corporate purpose including, without limitation: acquiring other businesses in exchange for shares of the Company's Common Stock; entering into collaborative arrangements with other companies in which Common Stock or the right to acquire Common Stock are part of the consideration; facilitation of broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by the issuance of additional stock options.


          On November 12, 1997, the Company filed a registration statement for the public offering of 4,000,000 shares of its Common Stock. The Company and certain selling stockholders of the Company have also granted the underwriters an option to purchase up to 600,000 additional shares of Common Stock solely to cover over-allotments, if any. Other than shares which may be issued pursuant to the public offering and shares that may be issued to DCI as described below, the Company has no commitments, undertakings or agreements for the issuance or use of the proposed additional shares of Common Stock, although it will continue to monitor market conditions in order to determine the advisability of such action. The Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until specific needs for such shares arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt.


RATIFICATION OF THE MODIFIED DCI PURCHASE RIGHT

         In July 1997, Direct Connect International, Inc. ("DCI"), authorized the Company to release certain shares of its reserved but unissued shares of Common Stock that were issuable upon DCI's exercise of a conditional right to purchase certain shares of the Company's Common Stock. Accordingly, the Company's obligation to issue such shares to DCI has been temporarily suspended until its charter is amended to increase its authorized Common Stock. Shareholders are advised that approval of the proposal to increase the Company's Capital Stock will constitute a ratification of the modification to DCI's conditional right to purchase shares of the Company's Common Stock. Stockholders are further advised that Joseph Salvani, a director of the Company, is also Chairman of the Board of DCI.

         In January 1994, the Company entered into a common stock purchase agreement (the "1994 Agreement") with DCI, governing investments by DCI in the Company's Common Stock. Pursuant to the 1994 Agreement, DCI converted $1.9 million of outstanding indebtedness of the Company owed to DCI into equity of the Company (the "DCI Conversion"). In addition, the 1994 Agreement gave the Company the right to require DCI to purchase an additional 1,337,239 shares of Common Stock (the "Additional Shares") for an aggregate of $8.75 million, a per share price of $6.54, less certain warrant solicitation fees. In July 1997, DCI purchased an additional 130,000 shares of Common Stock and pursuant to the purchase agreement, the number of Additional Shares was reduced to 1,207,239 shares. The Company may require this purchase if, and then only to the extent, that DCI receives proceeds from the exercise of certain existing DCI warrants. DCI has the right to retain the first $500,000 of warrant proceeds; however, such amount must be used by DCI to purchase shares of Common Stock if the aggregate amount of warrant proceeds applied to the purchase of Common Stock, after the earlier of the expiration or exercise of all warrants or 24 months after the effectiveness of the registration statement covering the DCI common stock underlying the warrants, is less than $8.4 million.

         The 1994 Agreement provided that, if the Company does not require DCI to purchase the Additional Shares, DCI may still purchase, on the same terms, up to one-half of the Additional Shares. In July 1997, the Company's Board of Directors agreed to increase DCI's conditional right to purchase shares of the Company's Common Stock to 1,207,239 shares, an amount equal to the number of shares that the Company is authorized to sell to DCI. DCI's right to purchase such shares is subject to the same terms and conditions as the Company's right to require it to purchase such shares, including the receipt of warrant proceeds by DCI.

         If DCI exercises the purchase right, the Company would be required to issue up to 1,207,239 additional shares of Common Stock. This could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders.


DISSENTERS' RIGHTS

         Pursuant to the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE ITS AUTHORIZED CAPITAL STOCK AND RATIFICATION OF THE MODIFIED DCI PURCHASE RIGHT.

                                   PROPOSAL 4


                         SALE OF STOCK TO RALPH GLASGAL


         On June 30, 1997, the Company sold to Ralph Glasgal, President and Chairman of the Board of the Company, 160,000 shares of Common Stock (the "Shares") at a cash purchase price of $3.875 per share or an aggregate purchase price of $620,000. The closing bid price on that date as reported by the Nasdaq Small-Cap market was $4.00. At the request of the Company, Mr. Glasgal agreed to purchase the Shares in order to provide the Company with additional capital. The proceeds from the sale of the Shares were used to repay borrowings under the Company's line of credit. The issuance of the Shares to Mr. Glasgal was not registered under the Securities Act of 1933, as amended, and were sold pursuant to a private placement exemption from registration. In accordance with the agreement pursuant to which the shares were sold, the Company has registered the resale of the Shares by Mr. Glasgal to the public pursuant to a registration statement which was declared effective by the Securities and Exchange Commission on September 17, 1997. The selling price of the Shares sold to Mr. Glasgal, which was determined by the Company's Chief Executive Officer and ratified by the Company's Board of Directors, represented a slight discount to the closing market price of the Company's Common Stock at the time of the sale due to fluctuating market prices and the transfer restrictions imposed on such shares.

         Whether or not the required ratification and approval of the Company's stockholders is obtained hereby, the sale of the Shares to Mr. Glasgal will remain intact. The ratification and approval of stockholders is being solicited to satisfy a condition of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides an exemption from certain provisions of Section 16(b) of the Exchange Act. Section 16(b) of the Exchange Act provides, among other things, that any so-called "short-swing profits," that is, a profit realized by an executive officer, director or owner of ten percent or more of the outstanding securities of the issuer on a purchase and sale of stock within a six-month period, are recoverable by the issuer. Therefore, any sale by Mr. Glasgal within six months of his purchase of the Shares could be subject to "short-swing" profit liability unless the purchase was exempted.

         Recently, the Securities and Exchange Commission revised the rules relating to "short-swing" trading to exempt a purchase by an executive officer or director directly from the Company if it is (i) approved in advance by the Board of Directors or the stockholders or (ii) ratified afterwards by the stockholders. This exemption recognizes that the strict liability provisions of
Section 16 are directed primarily at market transactions and not necessarily purchases directly from the Company.

         The Company's immediate need for additional capital did not allow for advance approval of Mr. Glasgal's stock purchase. The Board of Directors of the Company believes that Mr. Glasgal should be permitted to take advantage of the recent amendment to Rule 16b-3 and that he should not be penalized for his willingness to assist the Company at such a critical juncture. Therefore, the Board believes that it is in the best interest of the Company that the stockholders ratify Mr. Glasgal's purchase to provide him flexibility in his future financial planning.


REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, is required to approve and ratify the sale of shares to Mr. Glasgal. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY (WITH RALPH GLASGAL ABSTAINING) RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SALE OF SHARES OF COMMON STOCK TO MR. GLASGAL.

                                   PROPOSAL 5

                APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

         The Board of Directors has approved for submission to a vote of stockholders, a proposal to approve the 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") set forth in Appendix B to this proxy statement. The Stock Purchase Plan will not become effective unless it is so approved by the Company's stockholders. The following summary of the Stock Purchase Plan is qualified in its entirety by reference to Appendix A.

         The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. The purpose of the Stock Purchase Plan is to encourage eligible employees to acquire or increase their proprietary interests in the Company through the purchase of shares of Common Stock thereby creating a greater community of interest between the Company's stockholders and its employees. Up to 750,000 shares of Common Stock will be reserved (subject to adjustment in the event of stock splits and other similar events) and may be issued pursuant to awards granted under the Stock Purchase Plan. The closing bid price of the Company's Common Stock on the Nasdaq SmallCap Market on November 17, 1997 was $5.13 per share.

ADMINISTRATION

         The Stock Purchase Plan is administered by the Board of Directors. Pursuant to the terms of the Stock Purchase Plan, the Board of Directors has appointed the Compensation Committee to administer certain aspects of the Stock Purchase Plan. The Compensation Committee has the authority to make rules and regulations for the administration of the Stock Purchase Plan.

ELIGIBILITY OF EMPLOYEES.

         All employees of the Company and its participating subsidiaries, including, with certain limitations, officers or directors who are also employees, are eligible to participate in the Stock Purchase Plan, provided he or she (i) is employed by the Company or any participating subsidiary on the applicable offering commencement date, (ii) is regularly employed by the Company or any participating subsidiary for 20 or more hours per week and for more than five months in a calendar year and (iii) has been employed by the Company or any participating subsidiary for at least six (6) months on the applicable offering commencement date. As of October 31, 1997, approximately 587 employees were eligible to participate in the Stock Purchase Plan.

PURCHASE OF COMMON STOCK

         The Stock Purchase Plan permits eligible employees to purchase shares of the Company's Common Stock at a discounted price during each offering period. The Stock Purchase Plan provides for four (4) offerings yearly, on February 1st, May 1st, August 1st and November 1st, commencing on February 1, 1998.

         An employee may elect to have a whole number percentage from 1% to up to 15% withheld from his or her base pay for purposes of purchasing shares under the Stock Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) 85% of the average of the high and low sales prices of the Common Stock as reported on NASDAQ on the date that the offering commences or (ii) 85% of the average of the high and low sales prices of the Common Stock as reported on NASDAQ on the date that the offering terminates.

AMENDMENT AND TERMINATION

         The Compensation Committee or the Board of Directors may at any time terminate or amend the Stock Purchase Plan without stockholder approval, provided that no such amendment may (a) increase the maximum number of shares which may be issued under the Stock Purchase Plan, (b) amend the requirements as to the class of employees eligible to purchase Stock under the Stock Purchase Plan, or (c) permit the members of the Compensation Committee to purchase Stock under the Stock Purchase Plan. No termination, modification, or amendment of the Stock Purchase Plan shall adversely affect the rights of a Participant with respect to an option previously granted to him under such option without his written consent.

         Unless previously terminated by the Board of Directors, the Stock Purchase Plan will terminate on January 31, 2008.

UNITED STATES INCOME TAX CONSEQUENCES

         The following is a brief summary of certain of the U.S. income tax consequences of certain transactions under the Stock Purchase Plan based on federal income tax laws in effect on October 31, 1997, as required by U.S. federal securities laws. This summary applies to the Stock Purchase Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current federal income tax statutes, regulations and current available interpretations thereof and thus cannot encompass all factors which may affect the tax consequences to an individual participant. Each participant is advised to address specific inquiries to his personal tax advisor or the Company's local Stock Purchase Plan representative with respect to any tax questions that may arise in connection with the purchase of shares under the Stock Purchase Plan, including any state or foreign tax consequences and the effect, if any, of gift, estate, and inheritance taxes. The Stock Purchase Plan is not qualified under
Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"). The Stock Purchase Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code. The discussion below applies only to participants who are U.S. employees subject to U.S.
income tax laws. Section references are to the Code unless otherwise noted.

         Recognition of Taxable Income. A participant's payroll deductions to purchase Common Stock under the Stock Purchase Plan are made on an after-tax basis. Upon receipt of an option to purchase Common Stock under the Stock Purchase Plan, the participant does not report any income, even though the option price is less than the market price of the Common Stock at the time; nor will the participant recognize income on the exercise of the option and acquisition of the Common Stock at a subsequent date. Only on the sale or other disposition of the Common Stock will the participant recognize taxable income.

         Sale or Disposition of Common Stock Two Years After Option Grant. Under Sections 421(a) and 423(a), as long as the disposition occurs two years or more after the date the option is granted to the participant, and the participant has held the Common Stock at least 12 months after exercising the option (the "Full Holding Period"), a portion of any profit may be capital gain (see discussion of
Section 423(c) below). Further, the participant must be an employee continuously during the period from the granting of the option until three months before the option is exercised. Under Section 421(c)(1)(A), upon the death of the participant, the option may be exercised by the estate of the participant or the person to whom it passes under the laws of descent and distribution to the same extent that it was exercisable by the participant.

         Sale or Disposition of Common Stock Within Two Years After Option Grant. Under Section 421(b), a disposition of Common Stock acquired under the Stock Purchase Plan during the two years following the option grant or the one year following exercise of the option removes the tax-favored status of the purchase. As a result of such a "disqualifying disposition," the participant recognizes ordinary compensation income in the year of the disposition equal to the difference between the market price of the Common Stock on the date the option was exercised and the option price.

         Option Price Discount -- Ordinary Compensation Income. Under Section 423(c), because options will be granted under the Stock Purchase Plan at an option price discounted from the market price, once the participant has held the stock for the Full Holding Period such participant must include in his or her taxable income as ordinary compensation income at time of the sale or other taxable disposition of the Common Stock acquired under the Stock Purchase Plan, or upon the participant's death while still holding the Common Stock, the lesser of:

                  1. the amount, if any, by which the market price of the Common Stock when the option was granted exceeds the option price; or

                  2. the amount, if any, by which the Common Stock's market price at the time of such disposition or death exceeds the option price.

         The tax basis of the Common Stock will be increased by the amount of the ordinary compensation income recognized in this respect. This applies regardless of whether the participant has held the stock for the Full Holding Period.

         Employer's Tax Deduction. The Company may not deduct the difference between the market price of the Common Stock and the option price unless there is a disqualifying disposition. If the participant disposes of Common Stock acquired under the Stock Purchase Plan in a disqualifying disposition, i.e., a failure to meet the Full Holding Period requirement, the Company is entitled to a deduction in the year of the disposition equal to the ordinary compensation income recognized by the participant.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy, is required to approve the Stock Purchase Plan. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 6

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending April 30, 1998. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Arthur Andersen LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING APRIL 30, 1998.

                              STOCKHOLDER PROPOSALS


         Stockholder  proposals  intended  to be  presented  at the 1998  Annual
Meeting must be received by the Company for inclusion in the 1998 Proxy Statement no later than July 26, 1998.


                                  ANNUAL REPORT


         All stockholders of record as of Friday, October 24, 1997, have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 1997. Such report contains certified consolidated statements of the Company and its subsidiaries for Fiscal 1997.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

                                   By Order of the Board of Directors,


                                  JAMES M. CACI
                                  Chief Financial Officer,
                                  Secretary and Treasurer


 November 24, 1997

                                    ANNEX A







                          GLASGAL COMMUNICATIONS, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                          (EFFECTIVE FEBRUARY 1, 1998)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


         1. PURPOSE...........................................................1

         2.       DEFINITIONS.................................................1
                  (a)      "Account"..........................................1
                  (b)      "Base Pay".........................................1
                  (c)      "Benefits Representative"..........................1
                  (d)      "Board"............................................1
                  (e)      "Code".............................................1
                  (f)      "Committee"........................................1
                  (g)      "Common Stock".....................................2
                  (h)      "Company"..........................................2
                  (i)      "Disability".......................................2
                  (j)      "Effective Date"...................................2
                  (k)      "Employee".........................................2
                  (l)      "Employer".........................................2
                  (m)      "Employment".......................................2
                  (n)      "Entry Date".......................................3
                  (o)      "Fiscal Quarter"...................................3
                  (p)      "Market Price".....................................3
                  (r)      "Plan".............................................3
                  (s)      "Stock"............................................3
                  (t)      "Subsidiary".......................................4

         3.       ELIGIBILITY.................................................4
                  (a)      Eligibility Requirements...........................4
                  (b)      Limitations on Eligibility.........................4

         4.       SHARES SUBJECT TO THE PLAN..................................5

         5.       PARTICIPATION...............................................5
                  (a)      Payroll Deduction Authorization....................5
                  (b)      Continuing Effect of Payroll Deduction
                  Authorization...............................................6
                  (c)      Employment and Stockholders Rights.................6

         6.       PAYROLL DEDUCTIONS..........................................6
                  (a)      Participant Contributions by Payroll Deductions....6
                  (b)      No Other Participant Contributions Permitted.......6
                  (c)      Changes in Participant Contributions...............6

         7.       GRANTING OF OPTION TO PURCHASE STOCK........................7
                  (a)      Quarterly Grant of Options.........................7
                  (b)      Option Price.......................................7

         8.       EXERCISE OF OPTION..........................................7
                  (a)      Automatic Exercise of Options......................7
                  (b)      Dividends Generally................................8

                  (c)      Prorata Allocation of Available Shares.............8

         9.       OWNERSHIP AND DELIVERY OF SHARES............................8
                  (a)      Beneficial Ownership. .............................8
                  (b)      Registration of Stock..............................8
                  (c)      Delivery of Stock Certificates.....................9
                  (d)      Regulatory Approval................................9

         10.      WITHDRAWAL OF PAYROLL DEDUCTIONS............................9

         11.      TERMINATION OF EMPLOYMENT..................................10
                  (a)      General Rule......................................10
                  (b)      Termination Due to Retirement, Death or
                           Disability........................................10
                  (c)      Termination Other Than for Retirement, Death or
                           Disability........................................11
                  (d)      Rehired Employees.................................11

         12.      INTEREST...................................................11

         13.      ADMINISTRATION OF THE PLAN.................................11
                  (a)      No Participation in Plan by Committee Members.....11
                  (b)      Authority of the Committee........................11
                  (c)      Meetings..........................................11
                  (d)      Decisions Binding.................................12
                  (e)      Expenses of Committee.............................12
                  (f)      Indemnification...................................12

         14.      DESIGNATION OF BENEFICIARY.................................12

         15.      TRANSFERABILITY............................................13

         16.      NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUED..........13

         17.      CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.................13

         18.      PLAN EXPENSES; USE OF FUNDS; NO INTEREST PAID..............15

         19.      TERM OF THE PLAN...........................................15

         20.      AMENDMENT OR TERMINATION OF THE PLAN.......................15

         21.      SECURITIES LAWS RESTRICTIONS ON EXERCISE...................16

         22.      SECTION 16 COMPLIANCE......................................16

         23.      WITHHOLDING TAXES FOR DISQUALIFYING DISPOSITION............16

         24.      NO RESTRICTION ON CORPORATE ACTION.........................17

         25.      USE OF FUNDS...............................................17

         26.      MISCELLANEOUS..............................................17
                  (a)      Options Carry Same Rights and Privileges..........17
                  (b)      Headings..........................................17
                  (c)      Gender and Tense..................................17
                  (d)      Governing Law.....................................17
                  (e)      Regulatory Approvals and Compliance...............17
                  (f)      Severability......................................17
                  (g)      Refund of Contributions on Noncompliance with Tax
                           Law...............................................18
                  (h)      No Guarantee of Tax Consequences..................18
                  (i)      Company as Agent for the Employers................18

                          GLASGAL COMMUNICATIONS, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

         1. PURPOSE. The Glasgal Communications, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is intended to provide an incentive for employees of Glasgal Communications, Inc. (the "Company") and its participating subsidiaries. The Plan permits such employees to acquire or increase their proprietary interests in the Company through the purchase of shares of Common Stock of the Company thereby creating a greater community of interest between the Company's stockholders and its employees. The Plan is intended to qualify as an "Employee Stock Purchase Plan" under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed in a manner consistent with the requirements of such sections of the Code and the regulations issued thereunder.

         2.       DEFINITIONS. As used in this Plan,

         (a) "Account" means each separate account maintained for a Participant under the Plan, collectively or individually as the context requires, to which the amount of the Participant's payroll deductions authorized under Section 6 and purchases of Common Stock under Section 8 shall be credited, and any distributions of shares of Common Stock under Section 9 and withdrawals under
Section 10 shall be charged.

         (b) "Base Pay" means the base salary paid to an employee, including commissions, payments for overtime and shift differentials, vacation pay and holiday pay. Base Pay shall exclude bonuses, incentive compensation, and other special payments, fees, fringes, allowances or extraordinary compensation not specifically listed in the preceding sentence.

         (c) "Benefits Representative" means the employee benefits department of the Company or any such other person, regardless of whether employed by an Employer, who has been formally, or by operation or practice, designated by the Committee to assist the Committee with the day-to-day administration of the Plan.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Code" means the Internal Revenue Code of 1986, or any successor thereto, as amended and in effect from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to any Section and any treasury regulations thereunder.

         (f) "Committee" means the Compensation Committee of the Board. The Board shall have the power to fill vacancies on the

Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate Committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

         (g) "Common Stock" or "Stock" means the common stock, $.001 par value per share, of the Company.

         (h)   "Company"   means  Glasgal   Communications,   Inc.,  a  Delaware
corporation, and any successor thereto.

         (i) "Disability" means any complete and permanent disability as defined in Section 22(e)(3) of the Code.

         (j) "Effective Date" means February 1, 1998, the inception date of the Plan.

         (k) "Employee" means any employee who is currently in Employment with an Employer.

         (l) "Employer" means the Company, its successors, any future parent (as defined in Section 424(e) of the Code) and each current or future Subsidiary which has been designated by the Board or the Committee as a participating employer in the Plan.

         (m) "Employment" means Employment as an employee or officer by the Company or a Subsidiary as designated in such entity's payroll records, or by any corporation issuing or assuming rights or obligations under the Plan in any transaction described in Section 424(a) of the Code or by a parent corporation or a subsidiary corporation of such corporation. In this regard, neither the transfer of a Participant from Employment by the Company to Employment by a Subsidiary, nor the transfer of a Participant from Employment by a Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Participant. Moreover, the Employment of a Participant shall not be deemed to have been terminated because of absence from active Employment on account of temporary illness or during authorized vacation, temporary leaves of absence from active Employment granted by Company or a Subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active Employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence which, by virtue of any valid law or agreement, does not result in a termination of Employment.

         Any worker treated as an independent contractor by the Employer who is later re-classified as a common-law employee shall not be in Employment during any period in which such worker was treated by the Employer as an independent contractor. Any "leased employee," as described in Section 414(n) of the Code, shall not be deemed an Employee hereunder.

         (n) "Entry Date" means the first day of each Fiscal Quarter.

         (o) "Fiscal Quarter" means a three-consecutive-month period beginning on each August 1, November 1, February 1, and May 1, during the period beginning on the Effective Date until the Plan is terminated.

         (p) "Market Price" means, subject to the next paragraph, the market value of a share of Stock on any date, which shall be determined as (i) the closing sales price on the immediately preceding business day of a share of Stock as reported on the New York Stock Exchange or other principal securities exchange on which shares of Stock are then listed or admitted to trading or (ii) if not so reported, the average of the highest and lowest sales prices for a share of Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any successor system then in use, or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Stock shall not be so reported pursuant to the previous sentence, the fair market value of a share of Stock shall be determined by the Committee in its discretion provided that such method is appropriate for purposes of an employee stock purchase plan under Section 423 of the Code.

         Notwithstanding the previous paragraph of this definition, the Market Price of a share of Stock solely for purposes of determining the option price on the first or last day of the Fiscal Quarter in accordance with Section 7(b) shall be based on the Market Price on the first or last day of the Fiscal Quarter, as applicable, and not on the immediately preceding business day. For example, if the Stock is traded on the New York Stock Exchange, when determining the option price under Section 7(b) at which shares of Stock are purchased, the Market Price for determining this option price shall be based on the lower of
(i) the closing sales price of a share of Stock on the first business day of the Fiscal Quarter or (ii) the closing sales price of a share of Stock on the last business day of the Fiscal Quarter.

         (q)  "Participant"   means  any  Employee  who  meets  the  eligibility
requirements of Section 3 and who has elected to and is participating in the Plan.

         (r) "Plan" means the Glasgal Communications, Inc. 1998 Employee Stock Purchase Plan, as set forth herein, and all amendments hereto.

         (s) "Stock" means the Common Stock (as defined above).

         (t) "Subsidiary" means any domestic or foreign corporation (other than the Company) (i) which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of capital stock in one of the other corporations in such chain and (ii) which has been designated by the Board or the Committee as a corporation whose Employees are eligible to participate in the Plan.

         3.       ELIGIBILITY.

         (a) Eligibility Requirements. Participation in the Plan is voluntary. Each Employee who has completed at least six (6) consecutive months of continuous Employment with an Employer (calculated from his last date of hire to the termination of his Employment for any reason) and has reached the age of majority in the jurisdiction of his legal residency, shall be eligible to participate in the Plan on the first day of the payroll period commencing on or after the Effective Date or, if later, the Entry Date on which the Employee satisfies the aforementioned eligibility requirements. Each Employee whose Employment terminates and who is rehired by an Employer shall be treated as a new Employee for eligibility purposes under the Plan, provided, however, that if an Employee is rehired by Employer prior to the expiration of three months following his or her termination, such employee shall not be a new Employee for eligibility purposes under the Plan.

         (b) Limitations on Eligibility. Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan:

                  (i) if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary;

                  (ii) which permits the Employee's rights to purchase stock under this Plan and all other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock

         (determined at the time such option is granted) for each Fiscal year in which such option is outstanding at any time, all as determined in accordance with Section 423(b)(8) of the Code;

                  (iii) if the Employee's customary Employment is 20 hours or less per week; or

                  (iv) if the Employee is employed for less than 5 months in a calendar year.

For purposes of Section  3(b)(i) above,  pursuant to Section 424(d) of the Code,
(i) the Employee with respect to whom such limitation is being determined shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. In addition, for purposes of Section 3(b)(ii) above, pursuant to Section 423(b)(8) of the Code, (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

         4. SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock that upon the exercise of options granted under the Plan will not exceed seven hundred fifty thousand (750,000) shares (subject to adjustment as provided in Section 17), and such shares may be originally issued shares, treasury shares, reacquired shares, shares bought in the market, or any combination of the foregoing. If any option which has been granted expires or terminates for any reason without having been exercised in full, the unpurchased shares will again become available for purposes of the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

         5.       PARTICIPATION.

         (a) Payroll Deduction Authorization. An Employee shall be eligible to participate in the Plan as of the first Entry Date following such Employee's satisfaction of the eligibility requirements of Section 3, or, if later, the first Entry Date following the date on which the Employee's Employer adopted the Plan. At least 10 days (or such other period as may be prescribed by the Committee or a Benefits Representative) prior to the first Entry Date as of which an Employee is eligible to participate in the Plan, the Employee shall execute and deliver to the Benefits Representative, on the form prescribed for such purpose, an authorization for payroll deductions which specifies his chosen rate of payroll deduction contributions pursuant to Section 6, and such other information as is required to be provided by the Employee on such enrollment form. The enrollment form shall authorize the Employer to reduce the Employee's Base Pay by the amount of such authorized contributions. To the extent provided by the Committee or a Benefits Representative, each Participant shall also be required to open a stock brokerage account with a brokerage firm which has been engaged to administer the purchase, holding and sale of Common Stock for Accounts under the Plan and, as a condition of participation hereunder, the Participant shall be required to execute any form required by the brokerage firm to open and maintain such brokerage account.

         (b) Continuing Effect of Payroll Deduction Authorization. Payroll deductions for a Participant will commence with the first payroll period beginning after the Participant's authorization for payroll deductions becomes effective, and will end with the payroll period that ends when terminated by the Participant in accordance with Section 6(c) or due to his termination of Employment in accordance with Section 11. Payroll deductions will also cease when the Participant is suspended from participation due to a withdrawal of payroll deductions in accordance with Section 10. When applicable with respect to Employees who are paid on a hourly wage basis, the authorized payroll deductions shall be withheld from wages when actually paid following the period in which the compensatory services were rendered. Only payroll deductions that are credited to the Participant's Account during the Fiscal Quarter shall be used to purchase Common Stock pursuant to Section 8 regardless of when the work was performed.

         (c) Employment and Stockholders Rights. Nothing in the Plan will confer on a Participant the right to continue in the employ of the Employer or will limit or restrict the right of the Employer to terminate the Employment of a Participant at any time with or without cause. A Participant will have no interest in any Common Stock to be purchased under the Plan or any rights as a stockholder with respect to such Stock until the Stock has been purchased and credited to the Participant's Account.

         6.       PAYROLL DEDUCTIONS.

         (a) Participant Contributions by Payroll Deductions. At the time a Participant files his payroll deduction authorization form, the Participant will elect to have deductions made from the Participant's Base Pay for each payroll period such authorization is in effect in whole percentages at the rate of not less than 1% nor more than 15% of the Participant's Base Pay.

         (b) No Other Participant Contributions Permitted. All payroll deductions made for a Participant shall be credited to the Participant's Account under the Plan. A Participant may not make any separate cash payment into such Account.

         (c) Changes in Participant Contributions. Subject to Sections 10 and 22, a Participant may increase, decrease, suspend, or resume payroll deductions under the Plan by giving written notice to a designated Benefits Representative at such time and in such form as the Committee or Benefits Representative may prescribe from time to time. Such increase, decrease, suspension or resumption shall be effective as of the first day of the payroll period as soon as administratively practicable after receipt of the Participant's written notice, but not earlier than the first day of the payroll period of the Fiscal Quarter next following receipt and acceptance of such form. Notwithstanding the previous sentence, a Participant may completely discontinue contributions at any time during a Fiscal Quarter, effective as of the first day of the payroll period as soon as administratively practicable following receipt of a written discontinuance notice from the Participant on a form provided by a designated Benefits Representative. Following a discontinuance of contributions, a Participant cannot authorize any payroll contributions to his Account for the remainder of the Fiscal Quarter in which the discontinuance was effective.

         7.       GRANTING OF OPTION TO PURCHASE STOCK.

         (a) Quarterly Grant of Options. For each Fiscal Quarter, a Participant shall be deemed to have been granted an option to purchase, on the first day of the Fiscal Quarter, as many whole and fractional shares as may be purchased with the payroll deductions (and any cash dividends as provided in Section 8) credited to the Participant's Account during the Fiscal Quarter.

         (b) Option Price. The option price of the Common Stock purchased with the amount credited to the Participant's Account during each Fiscal Quarter shall be the lower of:

                  (i) 85% of the Market Price of a share of Stock on the first day of the Fiscal Quarter; or

                  (ii) 85% of the Market Price of a share of Stock on the last day of the Fiscal Quarter.

         Only the Market Price as of the first day of the Fiscal Quarter and the last day of the Fiscal Quarter shall be considered for purposes of determining the option purchase price; interim fluctuations during the Fiscal Quarter shall not be considered.

         8.       EXERCISE OF OPTION.

         (a) Automatic Exercise of Options. Unless a Participant has elected to withdraw payroll deductions in accordance with Section 10, the Participant's option for the purchase of Common Stock shall be deemed to have been exercised automatically as of the last day of the Fiscal Quarter for the purchase of the number of whole and fractional shares of Common Stock which the accumulated payroll deductions (and cash dividends on the Common Stock as provided in Section 8(b)) in the Participant's Account at that time will purchase at the applicable option price. Fractional shares may not be issued under the Plan. As of the last day of each Fiscal Quarter, the balance of each Participant's Account shall be applied to purchase the number of whole Stock as determined by dividing the balance of such Participant's Account as of such date by the option price determined pursuant to Section 7(b). The Participant's Account shall be debited accordingly. Any balance in a Participant's stock purchase account which was not applied to the purchase of Common Stock because it was less than the purchase price of a full share shall remain in the Participant's stock purchase account and be carried over to the succeeding Fiscal Quarter. The Committee or its delegate shall make all determinations with respect to applicable currency exchange rates when applicable.

         (b) Dividends Generally. Cash dividends paid on shares of Common Stock which have not been delivered to the Participant pending the Participant's request for delivery pursuant to Section 9(c), shall be combined with the Participant's payroll deductions and applied to the purchase of Common Stock at the end of the Fiscal Quarter in which the cash dividends are received, subject to the Participant's withdrawal rights set forth in Section 10. Dividends paid in the form of shares of Common Stock or other securities with respect to shares that have been purchased under the Plan, but which have not been delivered to the Participant, shall be credited to the shares that are credited to the Participant's Account.

         (c) Pro-rata Allocation of Available Shares. If the total number of shares to be purchased under option by all Participants exceeds the number of shares authorized under Section 4, a pro-rata allocation of the available shares shall be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the last day of the Fiscal Quarter.

         9.       OWNERSHIP AND DELIVERY OF SHARES.

         (a) Beneficial Ownership. A Participant shall be the beneficial owner of the shares of Common Stock purchased under the Plan on exercise of his option and will have all rights of beneficial ownership in such shares. Any dividends paid with respect to such shares shall be credited to the Participant's Account and applied as provided in Section 8 until the shares are delivered to the Participant.

         (b) Registration of Stock. Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or if the
Participant   so  directs  by  written   notice  to  the   designated   Benefits
Representative or brokerage firm, if any, prior to the purchase of Stock hereunder, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. Any such designation shall not apply to shares purchased after a Participant's death by the Participant's beneficiary or estate, as the case may be, pursuant to
Section 11(b). If a brokerage firm is engaged by the Company to administer Accounts under the Plan, such firm shall provide such account registration forms as are necessary for each Participant to open and maintain a brokerage account with such firm.

         (c) Delivery of Stock Certificates. The Company, or a brokerage firm or other entity selected by the Company, shall deliver to each Participant a certificate for the number of shares of Common Stock purchased by the Participant hereunder as soon as practicable after the close of each Fiscal Quarter. Alternatively, in the discretion of the Committee, the stock certificate may be delivered to a designated stock brokerage account maintained for the Participant and held in "street name" in order to facilitate the subsequent sale of the purchased shares.

         (d) Regulatory Approval. In the event the Company is required to obtain from any commission or agency the authority to issue any stock certificate hereunder, the Company shall seek to obtain such authority. The inability of the Company to obtain from any such commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant, except to return to the Participant the amount of his Account balance used to exercise the option to purchase the affected shares.

         10. WITHDRAWAL OF PAYROLL DEDUCTIONS. At any time during a Fiscal Quarter, but in no event later than 15 days (or such shorter prescribed by the Committee or a Benefits Representative) prior to the last day of the Fiscal Quarter, a Participant may elect to abandon his election to purchase Common Stock under the Plan. By written notice to the designated Benefits
Representative on a form provided for such purpose, the Participant may thus elect to withdraw all of the accumulated balance in his Account being held for the purchase of Common Stock in accordance with Section 8(b). Partial withdrawals will not be permitted. All such amounts shall be paid to the Participant as soon as administratively practical after receipt of his notice of withdrawal. After receipt and acceptance of such withdrawal notice, no further payroll deductions shall be made from the Participant's Base Pay beginning as of the next payroll period during the Fiscal Quarter in which the withdrawal notice is received. The Committee, in its discretion, may determine that amounts otherwise withdrawable hereunder by Participants shall be offset by an amount that the Committee, in its discretion, determines to be reasonable to help defray the administrative costs of effecting the withdrawal, including, without limitation, fees imposed by any brokerage firm which administers such Participant's Account. After a withdrawal, an otherwise eligible Participant may resume participation in the Plan as of the first day of the Fiscal Quarter next following his delivery of a payroll deduction authorization pursuant to the procedures prescribed in Section 5(a).

         11.      TERMINATION OF EMPLOYMENT.

         (a) General Rule. Upon termination of a Participant's Employment for any reason, his participation in the Plan will immediately terminate.

         (b) Termination Due to Retirement, Death or Disability. If the Participant's termination of Employment is due to (i) retirement from Employment on or after his attainment of age 65, (ii) death or (iii) Disability, the Participant (or the Participant's personal representative or legal guardian in the event of Disability, or the Participant's beneficiary (as defined in Section
14) or the administrator of his will or executor of his estate in the event of death), will have the right to elect, either to:

                  (a) Withdraw all of the cash and shares of Common Stock credited to the Participant's Account as of his termination date; or

                  (b) Exercise the Participant's option for the purchase of Common Stock on the last day of the Fiscal Quarter (in which termination of Employment occurs) for the purchase of the number of shares of Common Stock which the cash balance credited to the Participant's Account as of the date of the Participant's termination of Employment will purchase at the applicable option price.

         The Participant (or, if applicable, such other person designated in the first paragraph of this Section 11(b)) must make such election by giving written notice to the Benefits Representative at such time and in such manner as prescribed from time to time by the Committee or Benefits Representative. In the event that no such written notice of election is received by the

Benefits Representative within 30 days of the Participant's termination of Employment date, the Participant (or such other designated person) will automatically be deemed to have elected to withdraw the balance in the Participant's Account as of his termination date. Thereafter, any accumulated cash and shares of Common Stock credited to the Participant's Account as of his termination of Employment date shall be delivered to or on behalf of the Participant as soon as administratively practicable.

         (c) Termination Other Than for Retirement, Death or Disability. Upon termination of a Participant's Employment for any reason other than retirement, death, or Disability pursuant to Section 11(b), the participation of the Participant in the Plan will immediately terminate. Thereafter, any accumulated cash and shares of Common Stock credited to the Participant's Account as of his termination of Employment date shall be delivered to the Participant as soon as administratively practicable.

         (d) Rehired Employees. Any Employee whose Employment terminates and who is subsequently rehired by an Employer shall be treated as a new Employee for purposes of eligibility to participate in the Plan.

          12. INTEREST. No interest shall be paid or allowed on any money paid into the Plan or credited to the Account of any Participant.

          13. ADMINISTRATION OF THE PLAN.

         (a) No Participation in Plan by Committee Members. No options may be granted under the Plan to any member of the Committee during the term of his membership on the Committee.

         (b) Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the plenary authority to (a) interpret the Plan and all options granted under the Plan, (b) make such rules as it deems necessary for the proper administration of the Plan, (c) make all other determinations necessary or advisable for the administration of the Plan, and (d) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems advisable. Any action taken or determination made by the
Committee  pursuant  to this  and the  other  provisions  of the  Plan  shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee. By express written direction, or by the day-to-day operation of Plan administration, the Committee may delegate the authority and responsibility for the day-to-day administrative or ministerial tasks of the Plan to a Benefits Representative, including a brokerage firm or other third party engaged for such purpose.

         (c) Meetings. The Committee shall designate a chairman from among its members to preside at its meetings, and may designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings. Meetings shall be held at such times and places as shall be determined by the Committee, and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote of a majority of its members, taken at a meeting, or by the affirmative vote of all of its members taken without a meeting. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

         (d) Decisions Binding. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Participants, and their estates and beneficiaries.

         (e) Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel, consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

         (f) Indemnification. Each person who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         14. DESIGNATION OF BENEFICIARY. At such time, in such manner, and using such form as shall be prescribed from time to time by the Committee or a Benefits Representative, a Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash credited to the
Participant's Account at the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by giving written notice to the Benefits Representative at such time and in such form as prescribed. Upon the death of a Participant, and receipt by the Benefits Representative of proof of the identity at the Participant's death of a beneficiary validly designated under the Plan, the Benefits Representative will take appropriate action to ensure delivery of such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Benefits Representative will take appropriate action to ensure delivery of such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Benefits Representative), the Committee, in its discretion, may direct delivery of such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Committee may designate in its discretion. No beneficiary will, prior to the death of the Participant, acquire any interest in any Common Stock or cash credited to the Participant's Account.

         15. TRANSFERABILITY. No amounts credited to a Participant's Account, whether cash or Common Stock, nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan, may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be void and without effect.

         Each option shall be exercisable, during the Participant's lifetime, only by the Employee to whom the option was granted. The Company shall not recognize, and shall be under no duty to recognize, any assignment or purported assignment by an employee of his option or of any rights under his option.

         16. NO RIGHTS OF STOCKHOLDER UNTIL CERTIFICATE ISSUED. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a stockholder, and the optionee shall not have any of the rights or privileges of a stockholder. An optionee shall have the rights and privileges of a stockholder when, but not until, a certificate for shares has been issued to the optionee following exercise of his option.

         17. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The Board shall make or provide for such adjustments in the maximum number of shares specified in
Section 4 and the number and option price of shares subject to options outstanding under the Plan as the Board shall determine is appropriate to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, stock exchange, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off of assets, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, any other corporate transaction or event having an effect similar to any of the foregoing.

         In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Participant, at no additional cost, shall be entitled, upon his payment for all or part of the Common Stock purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of shares of Common Stock which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of shares of Common Stock equal to the number of shares purchasable by the Participant hereunder.

         If the Company shall not be the surviving corporation in any reorganization, merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), or if the Company is to be dissolved or liquidated or sell substantially all of its assets or stock to another corporation or other entity , then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the date of exercise for all options then outstanding shall be accelerated to dates fixed by the Committee prior to the effective date of such corporate event, (ii) a Participant may, at his election by written notice to the Company, either (x) withdraw from the Plan pursuant to Section 10 and receive a refund from the Company in the amount of the accumulated cash and Stock balance in the Participant's Account, (y) exercise a portion of his outstanding options as of such exercise date to purchase shares of Stock, at the option price, to the extent of the balance in the Participant's Account, or (z) exercise in full his outstanding options as of such exercise date to purchase shares of Stock, at the option price, which exercise shall require such Participant to pay the related option price, and (iii) after such effective date any unexercised option shall expire. The date the Committee selects for the exercise date under the preceding sentence shall be deemed to be the exercise date for purposes of computing the option price per share of Stock. If the Participant elects to exercise all or any portion of the options, the Company shall deliver to such Participant a stock certificate issued pursuant to Section 9(d) for the number of shares of Stock with respect to which such options were exercised and for which such Participant has paid the option price. If the Participant fails to provide the notice set forth above within three days after the exercise date selected by the Committee under this Section 17, the Participant shall be conclusively presumed to have requested to withdraw from the Plan and receive payment of the accumulated balance of his Account. The Committee shall take such steps in connection with such transactions as the Committee shall deem necessary or appropriate to assure that the provisions of this Section 17 are effectuated for the benefit of the Participants.

         Except as expressly provided in this Section 17, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then available for purchase under the Plan.

         18. PLAN EXPENSES; USE OF FUNDS; NO INTEREST PAID. The expenses of the Plan shall be paid by the Company except as otherwise provided herein or under the terms and conditions of any agreement entered into between the Participant and any brokerage firm engaged to administer Accounts. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his Account under the Plan.

         19. TERM OF THE PLAN. The Plan shall become effective as of February 1, 1998, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the Company's stockholders held on or before 12 months from February 1, 1998.

         Except with respect to options then outstanding, if not terminated sooner under the provisions of Section 20, no further options shall be granted under the Plan at the earlier of (i) January 31, 2008, or (ii) the point in time when no shares of Stock reserved for issuance under Section 4 are available.

         20. AMENDMENT OR TERMINATION OF THE PLAN. The Board shall have the plenary authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (a) increase the maximum number of shares which may be issued under the Plan pursuant to Section 4, (b) amend the requirements as to the class of employees eligible to purchase Stock under the Plan, or (c) permit the members of the Committee to purchase Stock under the Plan. No termination, modification, or amendment of the Plan shall adversely affect the rights of a Participant with respect to an option previously granted to him under such option without his written consent.

         In addition, to the extent that the Committee determines that, in the opinion of counsel, (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, or (b) the Code or Treasury regulations issued thereunder, require stockholder approval in order to maintain compliance with such listing or qualification requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended by the Board in such respect without first obtaining such required approval of the Company's stockholders.

         21. SECURITIES LAWS RESTRICTIONS ON EXERCISE. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

                  (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

                  (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the Stock for investment and not for resale or distribution.

         22. SECTION 16 COMPLIANCE. The Plan, and transactions hereunder by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are intended to comply with all applicable conditions of Rule 16b-3 or any successor exemption provision promulgated under the Exchange Act. To the extent that any provision of the Plan or any action by the Committee or the Board fails, or is deemed to fail, to so comply, such provision or action shall be null and void but only to the extent permitted by law and deemed advisable by the Committee in its discretion.

         23. WITHHOLDING TAXES FOR DISQUALIFYING DISPOSITION. Whenever shares of Stock that were received upon the exercise of an option granted under the Plan are disposed of within two years after the date of grant of such option or one year from the date of exercise of such option (within the meaning of Section 423(a)(1)), the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding and payroll tax requirements, if any, attributable to such disposition prior to authorizing such disposition or permitting the delivery of any certificate or certificates with respect thereto.

         24. NO RESTRICTION ON CORPORATE ACTION. Subject to Section 20, nothing contained in the Plan shall be construed to prevent the Board or any Employer from taking any corporate action which is deemed by the Employer to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No Employee, beneficiary or other person shall have any claim against any Employer as a result of any such action.

         25. USE OF FUNDS. The Employers shall promptly transfer all amounts withheld under Section 6 to the Company or to any brokerage firm engaged to administer Accounts, as directed by the Company. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions.

         26.      MISCELLANEOUS.

         (a) Options Carry Same Rights and Privileges. To the extent required to comply with the requirements of Section 423 of the Code, all Employees granted options under the Plan to purchase Common Stock shall have the same rights and privileges hereunder.

         (b) Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction or interpretation of any provisions hereof.

         (c) Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine when appropriate. Words in the singular shall be read and construed as though in the plural, and vice-versa, when appropriate.

         (d) Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware to the extent not preempted by federal law.

         (e) Regulatory Approvals and Compliance. The Company's obligation to sell and deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges and (ii) any governmental authorities required in connection with the authorization, issuance, sale or delivery of such Stock, as well as federal, state and foreign securities laws.

          (f) Severability. In the event that any provision of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

          (g) Refund of Contributions on Noncompliance with Tax Law. In the event the Company should receive notice that this Plan fails to qualify as an "employee stock purchase plan" under Section 423 of the Code, all then-existing Account balances shall be paid to the Participants and the Plan shall immediately terminate.

         (h) No Guarantee of Tax Consequences. The Board, Employer and the Committee do not make any commitment or guarantee that any tax treatment will apply or be available to any person participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.

         (i) Company as Agent for the Employers. Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          GLASGAL COMMUNICATIONS, INC.


                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 22, 1997

         The undersigned, a stockholder of Glasgal Communications, Inc., a Delaware corporation (the "Company"), does hereby appoint Ralph Glasgal and Isaac Gaon and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held at 23 Madison Road, Fairfield, New Jersey 07512, on Monday, December 22, 1997 at 10:00 A.M., local time, or at any adjournment or adjournments thereof.


         The undersigned hereby instructs said proxies or their substitutes:

         1.       ELECTION OF DIRECTORS:

                  The election of the following directors:  Ralph Glasgal, Isaac
                  J. Gaon, Christopher J. Carey, Thomas J. Berry, Robert H. Friedman, David M. Milch and Joseph M. Salvani to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

                                                           TO WITHHOLD AUTHORITY
                                                           TO VOTE FOR ANY
                                                           NOMINEE(S),
                                                           PRINT NAME(S) BELOW
                  FOR ___  WITHHELD  ___

                                                           --------------------


         2.       AMENDMENT  TO  THE  COMPANY'S   CERTIFICATE  OF  INCORPORATION
                  CHANGING THE COMPANY'S NAME TO "DATATEC SYSTEMS INTEGRATION, INC.":


                  _____ FOR     _____ AGAINST      _____ ABSTAIN


         3.       AMENDMENT  TO  THE  COMPANY'S   CERTIFICATE  OF  INCORPORATION
                  INCREASING THE AUTHORIZED STOCK OF THE COMPANY AND RATIFICATION OF THE MODIFIED OF THE CONDITIONAL RIGHT OF DIRECT CONNECT INTERNATIONAL, INC. TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK:


                  _____ FOR     _____ AGAINST      _____ ABSTAIN



          4.      RATIFICATION OF SALE OF STOCK TO RALPH GLASGAL:


                  _____ FOR     _____ AGAINST      _____ ABSTAIN



          5.      APPROVAL OF ADOPTION OF 1998 EMPLOYEE STOCK PURCHASE PLAN:


                  _____ FOR     _____ AGAINST      _____ ABSTAIN



         6.       RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

                  _____ FOR     _____ AGAINST      _____ ABSTAIN

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION CHANGING THE COMPANY'S NAME, TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED STOCK OF THE COMPANY AND RATIFY THE MODIFIED DCI PURCHASE RIGHT, TO APPROVE AND RATIFY THE SALE OF CERTAIN SHARES OF COMMON STOCK TO RALPH GLASGAL, TO APPROVE THE ADOPTION OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN, TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.


Dated _______________________, 1997

_____________________________ (L.S.)

_____________________________ (L.S.)
                  Signature(s)

NOTE:  YOUR  SIGNATURE  SHOULD APPEAR THE SAME AS YOUR NAME APPEARS  HEREON.  IN
SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH SIGNING. WHEN SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY MUST SIGN. WHEN A PROXY IS GIVEN BY A CORPORATION, IT SHOULD BE SIGNED BY AN AUTHORIZED OFFICER AND THE CORPORATE SEAL AFFIXED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.